UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2010

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 21, 2010, John R. Ranelli was appointed to the Board of Directors (the “Board”) and Audit Committee of Central Garden & Pet Company (the “Company”). A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1.

In connection with his appointment to the Board, Mr. Ranelli will be granted options to purchase 19,030 shares of Class A Common Stock (determined by dividing $200,000 by the closing price of a share of the Company’s Class A Common Stock on April 21, 2010) and 1,903 shares of restricted stock (determined by dividing $20,000 by the closing price of a share of the Company’s Class A Common Stock on April 21, 2010). The options and restricted stock will be granted under the Company’s 2003 Omnibus Equity Incentive Plan.

There are no related party transactions with Mr. Ranelli required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

99.1 Press	Release dated April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/S/ WILLIAM E. BROWN
William E. Brown
Chairman and Chief Executive Officer

Dated: April 22, 2010

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